Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Meadow Valley Corporation
As independent registered certified public accountants, we hereby consent to the incorporation by reference in the S-8 registration statement of our report dated March 2, 2007, included in the Company’s Form 10-K for the year ended December 31, 2006, and to all references to our firm included in this registration statement.

Semple, Marchal & Cooper, LLP
Phoenix, Arizona
March 30, 2007
INDEPENDENT MEMBER OF THE BDO SEIDMAN ALLIANCE